STOCKHOLDER OPTION AGREEMENT

               AGREEMENT dated as of October 17, 1997 between Emerson Electric Co., a Missouri corporation ("Buyer"), and Ronald G. Canada (the
"Stockholder").

                           W I T N E S S E T H:

               WHEREAS, immediately prior to the execution of this Agreement, Buyer, Computational Systems, Incorporated, a Tennessee corporation (the "Company"), and Emersub LVII, Inc., a Delaware corporation ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"); and

               WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Buyer has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                 ARTICLE 1

                                  Option

               Section 1.1. Grant of Option. The Stockholder hereby grants to Buyer an irrevocable, unconditional option (the "Option") to purchase any and all of the shares of common stock, no par value per share, of the Company beneficially owned (within the meaning of Rule 13d-3 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) by the Stockholder or with respect to which the Stockholder has a contractual right to acquire, whether conditioned on continued employment, payment of the purchase price therefor or otherwise (the "Shares"), at a purchase price of $29.65 per Share (the "Purchase Price").

               Section 1.2.  Exercise of Option.   (a)  Subject to the
conditions set forth in Section 1.5 hereof, the Option may be exercised by Buyer, in whole or in part, at any time or from time to time after the termination of the Merger Agreement pursuant to (x) Section 9.01(b)(iii) thereof; provided that a Takeover Proposal (as defined in the Merger Agreement) shall have been publicly announced at any time prior to the date of the Company's stockholder vote on the approval of the Merger and the Merger Agreement, or (y) Section 9.01(c) thereof and, in each case, prior to the 30th business day after such termination. In the event Buyer wishes to exercise the Option for all or some of the Shares, Buyer shall send a written notice (the "Exercise Notice") to the Stockholder and Escrow Agent (as defined in
Section 1.3) specifying the total number of Shares it wishes to purchase pursuant to such exercise and the place, the date (not less than one nor more than 20 business days from the date of the Exercise Notice), and the time for the closing of such purchase, provided that such date and time may be earlier than one day after the Exercise Notice if reasonably practicable. Each closing of a purchase of Shares (a "Closing") shall take place at the place, on the date and at the time designated by Buyer in its Exercise Notice, provided that if, at the date of the Closing herein provided for, the conditions set forth in Section 1.5 shall not have been satisfied (or waived by the Stockholder), Buyer may postpone the Closing until a date within five business days after such conditions are satisfied.

           (b) Buyer shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shares hereunder; provided however that once Buyer has delivered to the Stockholder an Exercise Notice, subject to the terms and conditions of this Agreement, Buyer shall be bound to effect the purchase as described in such Exercise Notice.

               Section 1.3. Deposit in Escrow. Within five calendar days of the execution and delivery of this Agreement, the Stockholder shall execute and deliver to Buyer and the escrow agent (the "Escrow Agent") a copy of the Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow Agreement"). Concurrently with the execution and delivery of the Escrow Agreement, the Stockholder shall deliver a certificate or certificates representing (or cause to be made book entry delivery to an account designated by the Escrow Agent of) all of the Shares to the Escrow Agent, duly endorsed or accompanied by stock powers duly executed in blank. All Shares so delivered to the Escrow Agent shall remain subject to the Escrow Agreement until the earlier of (i) the purchase of any of such Shares by Buyer hereunder, or (ii) termination of this Agreement.

               Section 1.4. Closing. At any Closing, (a) Buyer shall deliver to the Stockholder a certified or bank cashier's check payable to or upon the order of the Stockholder in an amount equal to (i) the number of the Shares being purchased at such Closing multiplied by (ii) the Purchase Price (the "Purchase Amount"), and (b) upon receipt of the items enumerated in Section
2 of the Escrow Agreement, the Escrow Agent shall deliver to Buyer a certificate or certificates representing such Shares, duly endorsed or accompanied by stock powers duly executed in blank, or make book entry delivery of such Shares to an account designated by Buyer.

               Section 1.5. Conditions to the Obligations of the Stockholder. The obligations of the Stockholder to sell Shares at any Closing is subject to the following conditions:

                 (a)  The representations and warranties of Buyer contained in
Article 4 shall be true and correct in all material respects on the date thereof.

                 (b) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the exercise of the Option shall have expired or been terminated.

                 (c) There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining the exercise of the Option.

               Section 1.6. Adjustment Upon Change in Capitalization or Merger. (a) In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Buyer's rights hereunder, the number and kind of shares or securities subject to the Option and the purchase price per Share (but not the total purchase price) shall be appropriately and equitably adjusted so that Buyer shall receive upon exercise of the Option the number and class of shares or other securities or property that Buyer would have received in respect of the Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event. The Stockholder shall take such steps in connection with such consolidation, merger, liquidation or other such action as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon any exercise of the Option.

           (b) In the event the consideration per Share to be paid by Buyer pursuant to the Merger is increased, the Purchase Price shall be similarly increased.


                                 ARTICLE 2

                              Grant of Proxy

               The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, the Stockholder hereby grants a proxy appointing Buyer as his attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote the Shares held of record by such Stockholder (a) in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) and any actions required in furtherance thereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) against any and all of the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):

                 (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries;

                (ii) any sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or any share exchange, reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its subsidiaries; or

               (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company; (B) any material change in the present capitalization of the Company including any proposal to issue or sell a substantial equity interest in the Company or its subsidiaries; (C) any amendment of the Company's certificate of incorporation or by-laws; (D) any other change in the Company's corporate structure or business; or (E) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger or the transactions contemplated by this Agreement or the Merger Agreement.

               The proxy granted by the Stockholder pursuant to this Article 2 is irrevocable, is coupled with an interest and shall survive the death, disability, incapacity or incompetency of the Stockholder and in all other circumstances; provided, however, that such proxy shall be automatically revoked upon termination of this Agreement in accordance with its terms. For Shares of which the Stockholder is the beneficial but not the record owner, the Stockholder shall use his best efforts to cause any record owner of such Shares to grant to Buyer a proxy to the same effect as that contained herein. The Stockholder shall perform such further acts and execute such further documents as may be required to vest in Buyer the sole power to vote such Shares during the term of the proxy granted herein.



                                 ARTICLE 3

             Representations and Warranties of the Stockholder

               The Stockholder represents and warrants to Buyer that:

               Section 3.1. Valid Title. The Stockholder is the sole, true, lawful and beneficial owner of the Shares purported to be owned by the Stockholder with no restrictions on his voting rights or rights of disposition pertaining thereto. At any Closing, the Stockholder will convey good and valid title to the Shares being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

               Section 3.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder or result in the imposition of any lien on any asset of the Stockholder.

               Section 3.3. Binding Effect. This Agreement is a valid and binding Agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

               Section 3.4. Total Shares. As of the date of this Agreement, the Stockholder beneficially owns 1,070,692 Shares (of which 1,066,652 of these Shares are held of record) and has options to purchase an aggregate of 24,661 Shares (of which options to purchase an aggregate of 4,040 Shares are exercisable). Except as set forth in this Section and except for 53,000 Shares held of record by the Stockholder as trustee for the benefit of Kenneth R. Piety's children, the Stockholder owns no securities of the Company or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

               Section 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.



                                 ARTICLE 4

                  Representations and Warranties of Buyer

               Buyer represents and warrants to the Stockholder:

               Section 4.1. Corporate Power and Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Buyer and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery or performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding Agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

               Section 4.2. Acquisition for Buyer's Account. The Shares to be acquired by Buyer upon any exercise of the Option will be acquired by Buyer for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933.



                                 ARTICLE 5

                       Covenants of the Stockholder

               The Stockholder hereby covenants and agrees that:

               Section 5.1. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, the Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any of the Shares during the term of this Agreement. The Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Buyer promptly and to provide all details requested by Buyer if the Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

               Section 5.2. No Shopping. The Stockholder shall not directly or indirectly (i) solicit, initiate or knowingly encourage (or authorize any person to solicit, initiate or knowingly encourage) the submission of any Takeover Proposal or (ii) subject to the fiduciary duty of the Stockholder as a director of the Company under applicable law, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Takeover Proposal. The Stockholder shall promptly advise Buyer of the terms of any communications it may receive relating to any of the foregoing.



                                 ARTICLE 6

                               Miscellaneous

               Section 6.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               Section 6.2. Further Assurances. In the event any exercise of the Option occurs, each of Buyer and the Stockholder will execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Buyer to exercise and enjoy all benefits and rights of the Stockholder with respect to the Shares to be acquired upon such exercise of the Option.

               Section 6.3. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act, responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

               Section 6.4. Specific Performance. Buyer and the Stockholder agree that Buyer would be irreparably damaged if for any reason the Stockholder failed to sell the Shares (or other securities deliverable pursuant to Section 1.6) to be purchased upon any exercise of the Option or to perform any of its other obligations under this Agreement, and that Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholder. This provision is without prejudice to any other rights that Buyer may have against the Stockholder for any failure to perform his obligations under this Agreement.

               Section 6.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

               Section 6.6. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares to be acquired by Buyer upon any exercise of the Option.

               Section 6.7. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms, except that if the termination of the Merger Agreement results in the Option becoming exercisable as provided in
Section 1.02 hereof, then this Agreement shall automatically terminate on the 31st business day after such termination. Such termination will not adversely affect any rights that have accrued hereunder prior to the date of such termination.

               Section 6.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

               Section 6.9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

               Section 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on October 18, 1997 when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    EMERSON ELECTRIC CO.



                                    By: /s/ Robert M. Levy
                                       ------------------------------------
                                       Robert M. Levy
                                       Assistant Vice President-Development
                                       Emerson Electric Co.
                                       8000 W. Florissant Avenue
                                       St. Louis, Missouri 63136




                                       /s/ Ronald G. Canada
                                       ------------------------------------
                                       Ronald G. Canada
                                       835 Innovation Drive
                                       Knoxville, Tennessee 37932







                                                                     Exhibit A


                             ESCROW AGREEMENT

               AGREEMENT dated as of October __, 1997 among Emerson Electric Co., a Missouri corporation ("Buyer"), Ronald G. Canada (the "Stockholder") and ___________ (the "Escrow Agent").

               The parties hereto hereby agree as follows:

            1. Pursuant to Section 1.3 of the Stockholder Option Agreement, the Stockholder hereby delivers to the Escrow Agent a certificate or certificates representing the Shares (the "Certificates"). The Escrow Agent hereby acknowledges receipt of the Certificate or Certificates in escrow pursuant to the terms and conditions of this Agreement.

            2.  (a) Upon receipt of (i) a certificate of Buyer stating that
(x) all conditions set forth in the Stockholder Option Agreement have been met or waived pursuant to the terms thereof and (y) Buyer has tendered the Purchase Amount as provided therein and (ii) evidence from Buyer that the Purchase Amount has been so tendered and received by the Stockholder, the Escrow Agent will deliver to Buyer the Certificates.

           (b) The Escrow Agent will deliver the Certificates to Buyer upon receipt of the certificate and evidence provided for in paragraph 2(a) above, notwithstanding any claim given to, or demand made upon, the Escrow Agent or any action taken or threatened to be taken by any other person or entity. The Escrow Agent's obligation to so deliver such Certificates shall survive the death, disability, incapacity, incompetence or other circumstance relating to the Stockholder.

           (c) Buyer will deliver simultaneously to the Stockholder a copy of all certificates, evidences and instructions delivered to the Escrow Agent hereunder.

            3. Except pursuant to the terms and conditions of this Agreement or by joint written instructions signed by all parties hereto, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Shares held in escrow by it.

            4. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

            5. The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise, including but not limited to the Stockholder Option Agreement.

            6. The Escrow Agent shall not be responsible for any failure or inability of the other parties hereof, or any one of them, to perform or comply with the provisions of this Agreement or the Stockholder Option Agreement.

            7. In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

            8. The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken hereunder except in the case of its gross negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.

            9. The Escrow Agent shall have no responsibility as to the validity or value of the escrowed Shares. The Escrow Agent shall have no duty as to the collection or protection of the Shares held in escrow by it or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such securities actually in its possession.

           10. The Escrow Agent or any successor to it as escrow agent hereafter appointed may at any time resign and be discharged of the duties imposed hereunder by giving notice to each of the parties hereto, such resignation to take effect upon a successor escrow agent's acceptance of appointment.

           11. Upon execution of this Agreement the Escrow Agent shall receive an acceptance fee in the amount to which the Escrow Agent and Buyer have heretofore agreed together with reasonable attorney's fees incurred in connection with the preparation of this Agreement.

           12. Buyer will reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, but not limited to, reasonable attorney's fees, incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising our of or in connection with the acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement.

           13. All notices, requests, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered by mail, telegram, telex or personal delivery and shall be given to all persons specified below, and shall be deemed given, if by telegram, telex or personal delivery when received, and if mailed, two business days after being mailed postage prepaid, registered or certified mail, and addressed to the respective parties as set forth below or at such other address as any party may specify to the other parties in writing (such change of address to become effective only upon receipt of such notification in writing).

            If to the Stockholder:

            Ronald G. Canada
            835 Innovation Drive
            Knoxville, Tennessee 37932
            Fax: (423) 675-5532

            If to Buyer:

            Emerson Electric Co.
            8000 W. Florissant Avenue
            P.O. Box 4100
            St. Louis, Missouri 63136
            Fax: (314) 553-3851
            Attention: Robert M. Levy


            If to the Escrow Agent:

            ________________
            ________________
            ________________


           14. This Agreement shall terminate upon the earlier of (a) the transfer of all the Shares by the Escrow Agent to Buyer as provided in
Section 2 of this Agreement or (b) the termination of the Stockholder Option Agreement as provided therein. The Stockholder and Buyer shall give notice to the Escrow Agent of a termination of this Agreement pursuant to clause 14(b) above and, upon receipt of both such notices, any Shares held by the Escrow Agent pursuant hereto shall be returned immediately to the Stockholder.

           15. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

           16. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or a waiver of any breach of any other term contained in this Agreement.

           17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    EMERSON ELECTRIC CO.



                                    By:
                                       ------------------------------------
                                       Robert M. Levy Assistant Vice
                                       President-Development



                                    [ESCROW AGENT]



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:




                                       ------------------------------------
                                       Ronald G. Canada